UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

BLUFOREST INC.
Exact name of registrant as specified in its charter

Nevada	000-53614	26-2294927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avenida Gonzalez Suarez y Muros, Edificio Palermo 311 Departamento 1E, Quito, Ecuador	N/A
(Address of principal executive offices)	(Zip Code)

593 9 376-2435
Registrant’s telephone number, including area code

GREENWOOD GOLD RESOURCES, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Amendment to Articles of Incorporation:

On May 8, 2012, the Board of Directors of the Company pursuant to written consent resolutions from the Board of Directors approved the change of  name of  the Company from Greenwood Gold Resources, Inc. to Bluforest Inc. to better reflect the new business operations of the Company. During the quarter ended March 31, 2012, the Company, through various agreements revised its business plan, which formerly had been to acquire, explore and develop mineral properties, to focus on the area of carbon offsets marketing.   On May 8, 2012, the record date, the majority Shareholder, holding 74.68% of the total issued and outstanding shares of the Company, approved a change in the name of the Company from “Greenwood Gold Resources,  Inc.” to “Bluforest Inc.” (the “Name Change”), to be effective as of May 24, 2012.

The articles of amendment to the articles of incorporation were filed with the Nevada Secretary of State on May 15, 2012 effecting the Name Change with an effective date of May 24, 2012.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

FINRA received the necessary documentation and announced the Name Change of the Company to “Bluforest Inc.” to take effect at the open of business on June 5, 2012. The trading symbol of the Company for its shares on the OTC Bulletin Board has been changed to BLUF.OB. The new cusip number for the Company is 09641Q108.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Name of Exhibit
3.1	Articles of Amendment to the Articles of Incorporation filed with the Nevada Secretary of State on May 15, 2012	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUFOREST INC.

Dated: June 4, 2012	By:	/s/ Charles Miller
	Name:	Charles Miller
`	Title:	Chief Executive Officer